Annual Shareholders Meeting Linthicum Heights, MD James F. Roberts Chairman of the Board and CEO Mining the Past…Powering the Future May 22, 2008 Exhibit 99.1

1 Presentation Overview Financial Performance Report Card on Company Initiatives Market Outlook

Annual Performance and 2008 Guidance
63%
260%
202%
17%
0
20
40
60
80
2004 2005 2006 2007 2008E
Coal Shipments
0
250
500
750
1,000
1,250
1,500
1,750
2004 2005 2006 2007 2008E
Revenues
0
100
200
300
400
500
600
2004 2005 2006 2007 2008E 2009E
Adjusted EBITDA
20
30
40
50
60
70
2004 2005 2006 2007 5/20/2008
Closing Share Price

Financial Guidance
2008 Guidance 2007 Actual Change (%)
Revenues $1,595 – $1,650 $1,490 7 – 11%
Adjusted EBITDA $335 – $385 $308 9 – 25%
Net Income Excluding
Special Items
$50 – $72 $41* 22 – 76%
Earnings per Diluted Share
Excluding Special Items
$1.05 – $1.55 $0.88* 19 – 76%
NOTE:
Excludes charges for employee and coal supply termination expenses at the Wabash mine of $9.0 million, a non-cash charge related to the accelerated amortization of deferred debt issuance costs of $0.2 million, and a benefit of  $0.8 million due to a premium refund settlement from the Combined Benefit Fund.
(In millions, except per share items)

Report Card on Company Initiatives
Initiative Status Impact
Belle Ayr Overland Conveyor Completed in 3Q 2007 Increases production capacity, saves diesel fuel and truck tires
Second Emerald Longwall Completed in 1Q 2008 Increases NAPP production capacity to 14 million tons annually; adds production
flexibility
PRB LBA Successful bid in 1Q 2008 Increases reserves by 250 million tons;
extends Eagle Butte by 10 years
Safety Initiatives Continuing Reported second best year in company history
Organic Mine Growth
•Foundation
Mine
•Freeport
Mine
•Harts
Creek Mine
•Continuing
•Continuing
•Continuing
•$400
million capital; 7-21 million tons
•$300
million capital; 2-3 million tons
•$120
million capital; 2 million tons
Acquisitions and Investments
•LaBelle
Dock
•Target
Drilling
•Completed
in 4Q 2007
•Completed
in 1Q 2008
•Increases
transportation flexibility
•Provides
controlled access to drilling
partner
Coalbed Methane Development Continuing New business development

ACCESS HOLE
VERTICAL PRODUCTION WELL
LATERAL #2
LATERAL #3
LATERAL #4
LATERAL #1
INTERCEPTED COALBED
LATERAL #1 INTERCEPTS AND TERMINATES AT VERTICAL PRODUCTION WELL

Typical Surface Directional Well 5

$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Price Index ($/Ton)
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
March
April
2007
2008
CAPP 12,500 Btu/1.6 Lbs. *
Pitt 8 13,000 Btu/3-4 Lbs. *
PRB 8,400 Btu/0.8 Lbs. *

Source: Argus Media as published in Coal Daily/Coal Weekly

CAPP - Central Appalachia

Pitt 8 - Pittsburgh 8 Seam (Northern Appalachia)

PRB - Powder River Basin

* of sulfur dioxide (SO_2) per MMBtu

Coal Prices Continue Upward 6

Global Coal Flows Beyond 2007

Decreasing Trend
Increasing Trend
USA
Europe
Asia
China
South America
South Africa
Australia
Source:
Calyon Securities (USA) Inc.

Coal Is A Global Commodity 7

Mining the Past…Powering the Future